Exhibit 10.1

the digital engagement company

SECOND AMENDMENT

TO

ROGER “ARI” KAHN’S EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is entered into by and between Bridgeline Digital, Inc., a Delaware Corporation (“Company”), and Roger “Ari” Kahn (“Employee”), collectively referred to as the parties (the “parties”), and is effective August 14, 2022 (the “Amendment Date”).

WHEREAS, Company and Employee are parties to that certain Employment Agreement dated as of September 12, 2019, as amended by that certain First Amendment to Employment Agreement with an effective date as of February 25, 2021 (as amended, the “Employment Agreement”);

WHEREAS, the Parties now desire to modify the Employment Agreement, and in accordance with Article 7, General Provisions, Section 7.5 Modification, may do so accordingly;

WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the Second Amendment in the manner reflected herein.

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Date:

1.    Section 3.1 is hereby replaced in its entirety with

Section 3.1 Annual Salary. As compensation for his services hereunder, Employee shall be paid a salary at the rate of $16,666.67 semi-monthly (the equivalent of Four Hundred Thousand Dollars and Zero Cents ($400,000.00) per year (“Salary”) from the Amendment Date. Salary shall be paid in equal installments not less frequently than twice each month.

2.    Section 3.2 is replaced in its entirety with

Section 3.2 Bonus. Employer shall pay to Employee a periodic bonus, at least annually, or more frequently as determined by Employer in its sole discretion, in accordance with the terms set forth on Exhibit 3.2.

3.    Section 3.4 is hereby replaced in its entirety with:

Equity Incentive Awards. The Employer may, at the Employer’s sole discretion and without any obligation, issue stock options and other equity incentive awards to Employee as the Employer determines in its sole discretion. All stock options and other equity incentive awards shall be subject to an option or award agreement, plan, and other terms, provisions and restrictions as are generally applicable to stock options and other equity incentive awards issued or awarded to employees of the Employer, as each may be amended from time to time. Additionally, reference to stock options elsewhere in the Agreement shall also mean other equity incentive awards.

the digital engagement company

4.    Exhibit 3.2 is hereby replaced in its entirety with:

Roger “Ari” Kahn – FY2022 Second Half Incentive Bonus*: With respect to the second half of FY2022, the Employee will have the opportunity to earn an incentive bonus of $100,000.00. With respect to future incentive bonuses, the Employee will have the opportunity to earn one or more bonuses aggregating $200,000.00 for each year.

The Employee’s FY2022 Second Half Incentive Bonus metrics and objectives have been determined and is attached hereto as Rider 3.2. Future periodic bonus metrics and objectives will be mutually determined by Employer and Employee.

*All bonuses will be paid on the second (30th/31st) payroll of the month following the applicable accounting period end. For purposes of all bonuses that are covered by this Employment Agreement, such amounts shall be considered “earned” if you are employed by Bridgeline as an employee in good standing at the time any metric or objective is achieved or as of the end of any accounting period applicable to the bonus in which it is achieved; provided, that in the event any such metric or objective is achieved in any applicable accounting period during which Employee was employed by Employer but during such applicable accounting period such employment was terminated, Employer shall pay to Employee such portion of the applicable bonus as equals (a) the number of days during such applicable accounting period during which Employee was employed by Employer, divided by (b) the number of days in such applicable accounting period.

5.    All terms and provisions of the Employment Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in the Employment Agreement shall include the terms contained in this Amendment.

6.    This Amendment supersedes any and all prior agreements, and understandings between the parties to the extent it modifies or changes the Employment Agreement. Except as expressly modified by this Second Amendment, the terms of the Employment Agreement remain in full force and effect.

7.    Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Employment Agreement. This Amendment may be executed in two or more counterparts each of which shall be legally binding and enforceable.

8.    Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

9.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

BRIDGELINE DIGITAL, INC.
/s/ Roger “Ari” Kahn
By: /s/ Joni Kahn Name(print): Joni Kahn Title: Chair of the Compensation Committee	ROGER “ARI” KAHN